Exhibit 99.1

Bionik Laboratories Appoints Richard Russo, Jr. as Chief Executive Officer and

Dan Gonsalves as Chief Financial Officer

Company continues to ramp up its recently announced growth strategy featuring ‘Centers of Excellence’
for Neuro-Recovery Care to broaden access to robotic rehabilitation

BOSTON, MA - October 13, 2022 - Bionik Laboratories Corp. (OTCPINK:BNKL) ("Bionik" or the "Company"), a robotics company providing neurological functional recovery solutions to stroke survivors and others with functional and mobility challenges, today announced the appointments of Richard Russo, Jr. as Chief Executive Officer and President, who previously served as Chief Financial Officer. Filling the role as Executive Vice President and Chief Financial Officer will be Dan Gonsalves, formerly Bionik’s Corporate Controller. Both appointments are effective immediately.

Mr. Russo and Mr. Gonsalves will implement the Company’s recently announced strategic growth plan featuring a roadmap of branded outpatient care centers, commercial expansion to new global markets, and new efforts to amplify data collection and analysis across its devices.

Bionik Laboratories’ InMotion robotic devices are installed at 450 locations worldwide, including more than 300 in the United States. As the Company looks ahead, it intends to focus on four areas of growth with its new executive team. These areas include:

●	Establish Bionik-Owned ‘Centers of Excellence’: The recently announced initiative is intended to further establish Bionik as the stroke recovery experts through Bionik owned and operated neuro-care centers to be located throughout the US. The first such center, located in Clermont, Florida, was acquired by Bionik in September 2022, with further acquisition candidates being evaluated.

●	Continue Commercial Expansion Globally: Bionik InMotion® devices are present across 20 countries worldwide, and the Company will continue its efforts to expand InMotion’s presence to new markets including the EU, China, Canada, and Brazil.

●	Enhanced Data Collection Capabilities: A recent whitepaper found patients utilizing InMotion® robotic devices measured upwards of 15-20% improvement over a 14-day time-frame. The new data suggests additional sessions with InMotion® robots improve a patient’s ability to move more smoothly, with intention, and in a controlled manner. Bionik will continue to enhance this level of data collection and use its centers of excellence as another vehicle for collection to further provide patients and clinicians with a personalized rehab experience. With the first flagship center from Bionik now operating, additional data collection efforts are underway.

●	Focus on New Technology & Products: A focus on IoT and data integration with existing products is expected to further enhance Bionik’s cloud-connected data analytics platform InMotion® Connect to continue to provide positive patient outcomes. Real-time performance metrics, prediction metrics for treatments and outcomes, and more will lead towards the build of a large data-set to further AI-powered outcomes.

“Bioniks’ new strategic plan is designed to bring neuro-recovery care centers nationwide to showcase and provide additional accessibility to our technology and solutions through a patient care model that goes beyond the boundaries of insurance,” said Rich Russo Jr., President and CEO of Bionik. “With my appointment as CEO, I’m excited to have the confidence of the Board to lead Bionik through the next stages of growth and development.”

“The global neurorehabilitation devices market alone is projected to reach $4.9 billion by 2028,” said Dan Gonsalves, CFO and Executive Vice President at Bionik. “With a growing installed base of InMotion® devices driving awareness and usage and a global distribution strategy, Bionik expects to build on its upward trajectory.”

Bionik’s Inmotion® Therapy helps stroke survivors and those with other neurological conditions to regain arm and hand movement by training shoulder protraction/retraction, flexion/extension, abduction/adduction, internal/external rotation, elbow flexion/extension and hand grasp/release. InMotion® robotic devices guide the patient through specific tasks, aiming to improve motor control of the arm and hand by increasing strength, range of motion and coordination, and assisting with the provision of efficient, effective, intensive sensorimotor therapy.

To learn more about Bionik, please visit www.bioniklabs.com

About Bionik Laboratories Corp.

Bionik Laboratories is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and three products in varying stages of development. For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of robotic rehabilitation products and the roll-out of its recently-announced Neuro-Recovery Centers of Excellence strategy, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, including as a result of the acquisition and rebranding of the Company’s Neuro-Recovery Centers of Excellence, and the future financial performance of any such Centers of Excellence the Company may acquire or launch (iv) the market and projected market for our existing and planned products and services and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing or increase revenue, the inability to meet listing standards to uplist to a national stock exchange, the significant length of time and resources associated with the development and sale of our products and related insufficient cash flows and resulting illiquidity, the continued impact on the Company’s business as a result of the Covid-19 pandemic, the Company's inability to expand the Company's business, including its recently-launched Neuro-Recovery Centers of Excellence strategy, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Media Contact:

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Stephanie Prince

PCG Advisory

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